Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated February 10, 2006 with respect to the consolidated financial statements of Chicago Mercantile Exchange Holdings Inc., Chicago Mercantile Exchange Holdings Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Chicago Mercantile Exchange Holdings Inc., incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission, incorporated by reference in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-139538) pertaining to the Joint Proxy Statement of Chicago Mercantile Exchange Holdings Inc. and CBOT Holdings, Inc. that is made a part of the Registration Statement (Form S-4) and Prospectus of Chicago Mercantile Exchange Holdings Inc. for the registration of 16,226,101 shares of its Class A Common Stock.

ERNST & YOUNG LLP

Chicago, Illinois

January 30, 2007